Exhibit 4(a)

NUMBER
BG

PAR VALUE $1.00 PER SHARE		COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	[PICTURE]	THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK, OR BEVERLY HILLS, CALIFORNIA

City National Corporation

THIS CERTIFIES THAT	CUSIP 178566 10 5	SEE REVERSE FOR CERTAIN DEFINITIONS

IS THE RECORD
HOLDER OF

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

City National Corporation, transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

[City National Corporation SEAL]

COUNTERSIGNED AND REGISTERED: CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(Jersey City, NJ)
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED OFFICER

[ILLEGIBLE] SECRETARY		[ILLEGIBLE] CHAIRMAN OF THE BOARD

        The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation's Secretary at the principal office of the Corporation.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT—	(Cust)	Custodian	(Minor)
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act (State)

	UNIF TRF MIN ACT—	(Cust)	Custodian (until age )	(Minor)

under Uniform Transfers to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED,                                      hereby sell, assign and transfer unto

        PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

X

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UP THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By

THE SIGNATURE(S) SHOULD BE GUARANTEED AND ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of February 26, 1997, by and between City National Corporation and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"), as amended to date, the terms and conditions of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of City National Corporation. Under certain circumstances specified in the Rights Agreement, such Rights will be represented by separate certificates and will no longer be represented by this certificate. Under certain circumstances specified in the Rights Agreement, Rights beneficially owned by certain persons may become null and void. City National Corporation will mail to the record holder of this certificate a copy of the Rights Agreement without charge promptly following receipt of a written request therefore. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) shall become null and void.